Exhibit 11(a)


THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Amounts in Millions Except Per Share Data)

                                                                                For The Three Months Ended
                                                                   June 29,1997                            June 30, 1996
                                                              Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       94.5                                    87.6

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock  method  using the average
   market price                                                   1.8                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.3                                    90.1
                                                                =====                                   =====

Earnings from continuing operations                             $45.5                                   $45.3

Less preferred stock dividend                                       -  (Note 1)                           2.9
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $45.5             $.47                  $42.4            $.47
                                                                =====             ====                  =====            ====


Fully Diluted:

Average shares outstanding                                       94.5                                    87.6

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock method using the higher of
   the average  market price or ending market
   price                                                          2.1                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.6                                    90.1

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    96.4
                                                                =====                                   =====

Earnings from continuing operations                             $45.5             $.47                  $45.3            $.47
                                                                =====             ====                  =====            ====


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.


                                                                   Exhibit 11(b)

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Amounts in Millions Except Per Share Data)

                                                                                For The Three Months Ended
                                                                   June 29,1997                            June 30, 1996
                                                              Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       94.5                                    87.6

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock  method  using the average
   market price                                                   1.8                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.3                                    90.1
                                                                =====                                   =====

Net earnings                                                    $45.5                                   $45.3

Less preferred stock dividend                                       -  (Note 1)                           2.9
                                                                -----                                   -----

Net earnings attributable to common stock                       $45.5             $.47                  $42.4           $.47
                                                                =====             ====                  =====           ====


Fully Diluted:

Average shares outstanding                                       94.5                                    87.6

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock method using the higher of
   the average  market price or ending market
   price                                                          2.1                                     2.5
                                                                -----                                   -----

Adjusted shares outstanding                                      96.6                                    90.1

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.6                                    96.4
                                                                =====                                   =====

Net earnings                                                    $45.5             $.47                  $45.3           $.47
                                                                =====             ====                  =====           ====


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.

                                                                   Exhibit 11(c)

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Amounts in Millions Except Per Share Data)

                                                                                For The Six Months Ended
                                                                   June 29,1997                            June 30, 1996
                                                              Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       94.4                                    87.3

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock  method  using the average
   market price                                                   1.8                                     2.4
                                                                -----                                   -----

Adjusted shares outstanding                                      96.2                                    89.7
                                                                =====                                   =====

Earnings from continuing operations                             $71.8                                   $12.9

Less preferred stock dividend                                       -  (Note 1)                           5.8
                                                                -----                                   -----

Earnings from continuing operations
   attributable to common stock                                 $71.8             $.75                  $ 7.1            $.08
                                                                =====             ====                  =====            ====


Fully Diluted:

Average shares outstanding                                       94.4                                    87.3

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock method using the higher of
   the average  market price or ending market
   price                                                          2.1                                     2.6
                                                                -----                                   -----

Adjusted shares outstanding                                      96.5                                    89.9

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.5                                    96.2
                                                                =====                                   =====

Earnings from continuing operations                             $71.8             $.74                  $12.9            $.13
                                                                =====             ====                  =====            ====


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.
           2.   The  assumed  conversion  of  convertible  preferred  stock  was anti-dilutive and, therefore, was not used in the calculation of fully diluted earnings per share included in the financial statements.


                                                                   Exhibit 11(d)

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(Amounts in Millions Except Per Share Data)

                                                                                For The Six Months Ended
                                                                   June 29,1997                            June 30, 1996
                                                              Amount             Per Share           Amount             Per Share
Primary:

Average shares outstanding                                       94.4                                    87.3

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock  method  using the average
   market price                                                   1.8                                     2.4
                                                                -----                                   -----

Adjusted shares outstanding                                      96.2                                    89.7
                                                                =====                                   =====

Net earnings                                                    $71.8                                   $83.3

Less preferred stock dividend                                       -  (Note 1)                           5.8
                                                                -----                                   -----

Net earnings attributable to common stock                       $71.8             $.75                  $77.5           $.86
                                                                =====             ====                  =====           ====


Fully Diluted:

Average shares outstanding                                       94.4                                    87.3

Dilutive  stock  options  and stock  issuable
   under employee benefit  plans-based on the
   Treasury  stock method using the higher of
   the average  market price or ending market
   price                                                          2.1                                     2.6
                                                                -----                                   -----

Adjusted shares outstanding                                      96.5                                    89.9

Average shares assumed to be
   converted through convertible
   preferred stock                                                  -  (Note 1)                           6.3  (Note 2)
                                                                -----                                   -----

Fully diluted average
   shares outstanding                                            96.5                                    96.2
                                                                =====                                   =====

Net earnings                                                    $71.8             $.74                  $83.3           $.87
                                                                =====             ====                  =====           ====


Notes:     1.   The convertible preferred stock was converted to common stock on
                October 14, 1996.
           2.   The  assumed  conversion  of  convertible  preferred  stock  was anti-dilutive and, therefore, was not used in the calculation of fully diluted earnings per share included in the financial statements.